Parts II and III

UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

Post Qualification Amendment No. 3

Originally qualified on January 24th, 2017
as Amended October 15th, 2020

REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

SPOTLIGHT CAPITAL HOLDINGS INC

(Exact name of issuer as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

Spotlight Capital Holdings Inc

3723 San Gabriel River Pkwy, Suite A, Pico Rivera, CA 90660 (213) 315-6337

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

Common Unrestricted Stock of the Company Offered: 40,000,000 Common Shares	Total Value of Offering: $20,000,000

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements and other Attachments, consists of a total of 74 pages.

	Offering Price to the Public	Underwriting Discount Commission	Proceeds to Issuer	Proceeds to Others	Stock Class Offered	Offering per Yea r	Number Of Years Offered

Per Share	$0.50	N/A	$0.50	$00	unrestricted	$0.50	Two
Total	$20,000,000	N/A	$20,000,000	$00	unrestricted	$20,000,000	Years

IMPORTANT NOTICES TO INVESTORS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULA TORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES HAVE NOT 1BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH THE SECURITIES AND EXCHANGE COMMISSION'S NEW REGULATIONS CONCERNING REGU LATION A SECURITIES REGULATORY BODIES, THE SECURITIES REG ULATORY BODY IN THE DISTRICT OF COLUMBIA AND THE SECURITIES REGULA TORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL SECURITIES IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

THESE SECURITIES ARE OFFERED FOR SALE IN THE UNITED STATES OF AMERICA AND OTHER JURISDICTIONS PURSUANT TO REGISTRATION WITH THE SECURITIES AND EXCHAGE COMMISION ISSUANCE OF REGULATION A+ SECURITIES REGULATION, BUT REGISTRATION IS PERMISSIVE ONLY AND DOES NOT CONSTITUTE A FINDING THAT THIS PROSPECTUS IS TRUE, COMPLETE, AND NOT MISLEADING, NOR HAS THE DEPARTMENT OF INSURANCE AND SECURITIES REGULATION PASSED IN ANY WAY UPON THE MERITS OF, RECOMMENDED, OR GIVEN APPROVAL TO THESE SECURITIES. ANY REPRESE NTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SE C U R I T I E S A N D E X C H A N G E COMMISSION DOES NOT PASS UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR UPON THE MERITS OF THIS OFFERING AND THE COMMISSION EXPRESSES NO OPINION AS TO THE QUALITY OF THIS SECURITY. ,

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESE NTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

Item 3. Summary of Risk Factors

These are speculative securities. Investment in the Securities involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the "Risk Factors" section on page 25 of this Offering Circular for a discussion of the following and other risks:

•	Since its inception through December 31, 2011, the Management has recorded a net loss and has had no revenue ;

•

The Company has significant operation history, and the current Management has significant experience in developing projects similar to the Projects anticipated but risk, none-the-less, is inherent therein;

•	The Company has not established any minimum offering amount, and there is no assurance that the Company will raise sufficient funds to carry out its business objectives ;

There are Projects which are planned to be the Company's principal asset, and factors outside of the Company's control could significantly decrease the value that asset ;

The determination of the offering price and other terms of the Offering have been arbitrarily determined and may not reflect the value of your investment ;

•	Your investment is highly illiquid and the Company does not intend to provide any liquidity options ;

•

If the Company was to become subject to the Investment Company Act of 1940 (the "1940 Act") it could have a material adverse effect on the Company, and it is probable that the Company would be terminated and liquidated ; and

•	The interest of the Management, the principals and its other affiliates may conflict with your interests.

Item 4. Dilution

Our net tangible book value as of the date of filing this offering statement was approximately$256,546 due mainly to the fact that when the current management acquired the company it acquired its debt, which is currently estimated at $1,071,218, and there were no other assets. Net tangible book value per share is determined by the price offering on the OTC:Pink (Over the Counter: PINK) times the amount of stock held by the transfer agent. Dilution is detailed in the following graft:

Current Stockholders Equity	-$519,852
Securities outstanding prior to offering	15,501,243
Market value per share according to the ask price on OTC: PINK	$0.0166
Projected Proceeds after offering expenses	$19,975,000
Current Common Stock Value	$256,546
Current Number of Common Shares in Company Treasury	484,498,757
Current Number of Preferred Shares in Company Treasury	5,100,000
Current Preferred Stock Value	$4,900
Number of Shares to be Offered	40,000,000
Total Dilution prior to this offering	0.00%
Total Dilution after this offering	2.37%

The current dilution of the company is the result of a reverse stock split authorized by board resolution in 2014 (Exhibit 7)... The reverse split resulted in an outstanding stock total of 15,501,243 shares. The stock is currently trading on the OTC: PINK at $0.0166 putting the total value of outstanding stock at $256,546. The outstanding debt of the company stands at $25,000 which will result in available proceeds of about $19,975,000. Spotlight Capital Holdings, Inc holds 484,498,757 shares of common stock in the company treasury for a total current dilution of 0.00%. The projected dilution of the company after a completed offering as detailed herein is expected to be 2.37%...

Item 5. Plan of Distribution and Selling Security holders

(a) If the securities are to be offered through underwriters, give the names of the principal underwriters, and state the respective amounts underwritten. Identify each such underwriter having a material relationship to the issuer and state the nature of the relationship. State briefly the nature of the underwriters' obligation to take the securities.

This securities offering is expected to last until all authorized stock is liquidated, starting from date of qualification. At this time; No securities will be offered through underwriters as a part of this offering.

(b)     State briefly the discounts and commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the securities.

Not Applicable

(c)	Outline briefly the plan of distribution of any securities being issued that are to be offered through the selling efforts of brokers or dealers or otherwise than through underwriters.

Although there are no securities being offered through brokers or dealers, the Company expects to raise funds pursuant to this offering, by and through a number of accredited investors. Once the Company is qualified to use the benefits of the Reg. A Plus exemption, the Company would seek to work with private investment companies, with a list of private accredited investors who are willing to provide the necessary funds for stock in the Company.

The Company believes the once it is properly funded and operations are in full swing, meaning that the business plan is being executed as it relates to music, and comedy concerts, and real estate is acquired, the Company’s stock would be attractive enough to sell on the open market. Once the Company has what it believes is sufficient activity, management would then begin to seek out brokers, dealers, and maybe underwriters to meet the Company additional financial goals under this exemption, if needed.

In this plan of distribution, the Company expects to sale the stock directly to investors interested in raising Capital for the Company. All of the funds raised through this plan of distribution, will be immediately available for use by the Company, unless terms of the individual accredited investor indicate otherwise.

(d)     If any of the securities are to be offered for the account of security holders, identify each selling security holder, state the amount owned by the security holder prior to the offering, the amount offered for his or her account and the amount to be owned after the offering. Provide such disclosure in a tabular format. At the bottom of the table, provide the total number of securities being offered for the account of all security holders and describe what percent of the pre-offering outstanding securities of such class the offering represents.

None of the securities offered through this statement will be offered for the benefit of any security holders. The securities offered under this statement, will be offered to the public and not through a security holder.

(e)     Describe any arrangements for the return of funds to subscribers if all of the securities to be offered are not sold. If there are no such arrangements, so state.

There are no such arrangements

(f)     If there will be a material delay in the payment of the proceeds of the offering by the underwriter to the issuer, the salient provisions in this regard and the effects on the issuer must be stated.

There are no underwriters or offering through underwriters.

(g)     Describe any arrangement to (1) limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution, (2) stabilize the market for any of the securities to be offered, or (3) withhold commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation.

There are no such arrangements

(h)     Identify any underwriter that intends to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed.

There are no underwriters

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely trade-able without restriction under the Securities Act.

We will continue to incur certain costs as a result of being a public company and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission (" SEC "). We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

This is a fixed price offering and the final offering price may not accurately represent the current value of the company or its assets at any particular time. Therefore, the purchase price paid for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is determined by the Board of Directors and is reasonably expected to be the market trading price should the objectives of the company be realized, and may not be based on the underlying value of our assets at any time. The offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the offering price determined for our shares may not be supported by the current value of our company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our company and become a successful Digital Marketing company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Item 6. Use of Proceeds to Issuer

State the principal purposes for which the net proceeds to the issuer from the securities to be offered are intended to be used and the approximate amount intended to be used for each such purpose. If the issue will not receive any of proceeds from the offering, so state.

The net proceeds obtained from this offering are going to be used to set the foundation for Spotlight to become a major player in the entertainment industry, which includes but is not limited to Movie/Film production, editing and distribution, music production and distribution. Spotlight has expanded the vision as of October 2019to include "SPoTNIC©, Rim Ryders, JukeBox Swap, Cinema House, and IEG Entertainment." The plans for funds will be used for the Company's benefit as follows:

6a. Real Property Acquisitions - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $5,000,000

The company plans to use some of the proceeds to acquire or build a movie studio in the State of Texas. The company has looked at two locations in order to build a 100,000 sq foot studio. The plans for the studio, will include an area for the actual filming of projects, building sets for scenes, the storage of cameras, editing equipment and all other necessary moving parts needed to produce a movie project from the first time that the director states, "Roll Em" to an edited project being placed in the can, (Ready for Distribution.)

The administrative offices for the Company will also be located at this studio.

The company decided to choose Texas as the location for its movie studio because the land in which the studio will be located is relatively inexpensive in relation to other locations and currently Texas is offering attractive Tax Credits that will help to subsidize the cost of films and other projects.

Because the Company is primarily involved in the entertainment business, the Company also intends to acquire property in Los Angeles California. Although the Company maintains a leased property in Los Angeles, having a building in the city, will give the company the credibility it needs to acquire the numerous entertainment projects that it intends to invest in in 2016.

Acquisition of Real Property:

Office Building for Headquarters: $1,000,000

Movie Studio, (Texas):   $4,000,000.00

Note:The Four Million USD projected for the Company’s Movie studio, includes, the land, Building, and equipment needed to produce and edit any product created by the Company and/or product the Company acquires.

6b. Movie Production and Distribution - Projected Use of Proceeds from the Exempt Offering for this entry is estimated to be $7,000,000

The Company intends to utilize the connection it has in the entertainments business to purchase films already made by A list and B List actors that have never been released. The company intends to acquire those films, documentaries and other projects that have been already been produced and edited and sitting in a can, but have not been released because of no distribution. The Company will be able to acquire those films, documentaries, and other projects, at a discount because Spotlight currently has domestic and foreign distribution partners who are willing to share in the costs of the acquisition to realize the profits on the distribution of those projects domestically and in the foreign markets.

In addition to investing in completed projects, Spotlight will invest in the production of low-budget, high quality, genre pictures with recognizable name talent. Our strategy is to work with highly skilled producers and directors who have a new approach to risk assessment and management, fulfilled by designing a production pipeline that maintains quality while taking advantage of new technologies, production efficiency and value- added enhancements such as new marketing strategies. We will utilize our relationships, experience and in depth knowledge of the industry to produce a product with a certain high standard aesthetics and content from a wide variety of subjects. For example action films, horror films and documentaries concerning high profile individuals and/or groups. These projects will realize profits from the Company's ability to distribute the finished projects in the domestic and foreign markets.

All of the potential projects mentioned above will be owned by the Company and become intangible assets that will benefit the Company and its shareholders.

Movie Production and Distribution:

The company is contracted to produce several films, within the next few years. The projects that the Company is looking to produce will need an investment of:

$4,000,000	Complete Costs to Film from script to the can. This figure includes the script, talent, and editing cost.

$500,000	Administrative Costs. (Legal Fees, permits, etc)

$2,500,000

Held for future projects and acquisitions. The Company plans to use a major part of this amount to acquire project(s) that have already been completed and in the can. There are large numbers of product that have been films and completed but don’t have the distribution that is available to the Company. The Company can use this budget to seek out numerous quality films and documentaries and distribute them in short amounts of time, which would expedite return to investors.

6c. Music Production and Distribution - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $2,000,000

Mr. Johnson, Chairman and President of the Company, has negotiated and executed distribution channels for any movies and music produced by the company. The distribution agreements will allow the Company to distribute its products domestically in the U.S., via movie theater chains, Red Box, and other media outlets whose business is showing products to the U.S. consumer, whose appetite for new movies and film products are growing at significant numbers each year.

In addition to distribution domestically, the Company also has methods to distribute its products in the foreign markets. Management has foreign distributors that are ready to pay top dollar for U.S. films the moment they are completed, edited, and in the can. Spotlight plans to use its foreign distribution to recoup the costs of the movie/film product prior to its release in the U.S. The foreign distribution model will reduce the financial risks of investing in projects, by guaranteeing the Company monies before any projects are released or shortly after the release ..

The Company's distribution model, will make most,if not all, projects profitable, which will result in a higher stock price and increase shareholders' equity.

The Spotlight Music Division will offer music and videos by some of the industry's most sought after artists and accomplished talents. Since the music industry has changed, Spotlight's distribution model will change to meet the new music needs of consumers. In the future we plan to provide exclusive, never seen or heard music and videos, only to be released through our distribution partners and offered through the Company's website, and online distributors in which consumers can download, if they like or listen to all the music on the site for a small monthly fee. The products available for download will be priced below many of our competitors at just 69¢, 99¢, or $1.29 each. Visitors to the website can download the Spotlight Music application and browse around and preview a song before you buy it. Spotlight Music will also offer a community for recommendations from other viewers based on music everyone loves to listen to, and all music distribution will go through Bungalo-Universal Music Distribution.

Because the Company is a full service entertainment Company, its music distribution model will also involve creating soundtracks for the movies or films that it acquires and/or creates and produces on its own. This will give artists doing business with the Company greater exposure, which will increase the amount of downloads and/or subscriptions to the Company's music site(s)/ This model will also spill over to the Company's concert division, which will promote and finance tours and shows for its artist. That added exposure to the world, via our distribution model, will result in millions using the Company's music site for a small fee, which will equate to large profits for the Company.

Music Production and Distribution:

Development of Music Studio: $500,000	The Company plans to set up two music studios, one in the Company’s headquarters and another in the movie studio, mentioned above.

Concert Division:

The Company has contracts with several Big Name artist, who have agreed to work with the Company, once the Company is funded. The Company plans on using the budget for this division launch several tours at the beginning of the 2021. The concerts will not be limited to just music, but comedy as well.

Projected funding for the Concert Division:	$1,000,000.00

Projected Funding amount used to seek out artist and venues willing to work with the Company - $500,000

6d. Spotlight Capital Holdings to present Social Media Platform. Just a little over a year ago, Spotlight Capital Holdings, Inc. acquired a 12 year old cyber-security software company that has developed a cross-platform software which is compatible in the Windows, MacOS and soon to be Linux environments. The platform is interoperable with all forms of E-Commerce and also is enhanced by a cyber security component as well as a robust, fully operational payment system that can process multiple international currencies and cryptocurrencies. This custom-built cross-platform application software can be deployed, implemented and operational on multiplatform hardware computing systems as well as with Blockchain technology. Along with this new company acquisition and its multi-component software applications, Spotlight has already moved toward finalizing the marketing plan for this software platform with a unique identification within the "Social Media" computing, device and technology environments. Spotlight has given its newly acquired Digital Business Platform a name. It is called "SPoTNIC©." SPoTNIC© means Social Platform of Things Networking Internet Commerce.

Projected Funding for SPotNic:	$3,000,000

6e. Payment of Debt - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $330,949

The Company intends to use some of the net proceeds to pay some of the debt acquired by the Company that the previous management acquired. In addition, new management acquired debt, while setting up the foundation for the company. The Company's debts are approximately $330,949.00

Management expects to satisfy the debts listed below within the first quarter after this offering is approved and funding pursuant to this offering is received. Afterward, the Company plans to operate the company with minimal debt. The debt due and payable is as follows:

Ken Farino	$230,000.00

Administration Costs	$2,200.00

Loan Payable	$75,160.00

All debts mentioned above, will be paid out in an settlement agreement(Part F/S Balance Sheet) with the debtor as Spotlight receives funds from this offering, prior to making any investments mentioned above in item 6 of this offering circular.

6e. Balance - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $1,634,051

The balance of any funds acquired pursuant to this offering will be used by the Company for promotion of Rim Ryders - $300,000, Cinema House - $300,000, and Juke Box Swap - $200,000. The remaining will be used for salaries for future staff, and investments in future projects and other companies that will enhance the current business plan. Estimated Amount - $834,051

Item 7. Description of Business

(a)	Narrative description of business.

Management has retained seasoned actors, directors and technical personnel familiar and experienced with the entertainment industry. Spotlight Capital Holdings, Inc. is primarily comprised of three separate divisions: films, music, & Concert Promotions. The three divisions provide synergy, with specific emphasis on profitability and vertical integration.

The Spotlight Film Division ("Spotlight Films"), is engaged in the production of low- budget, high quality, genre pictures with recognizable name talent. The Company's Management Team and Board of Directors will be comprised of industry professionals, whose experience spans decades in the industry. Our strategy is to work with highly skilled producers and directors who have a new approach to risk assessment and management, fulfilled by designing a production pipeline that maintains quality while taking advantage of new technologies, production efficiency and value-added enhancements such as new marketing strategies. We will utilize our relationships, experience and in depth knowledge of the industry to produce a product with a certain high standard aesthetics and content. Spotlight Films provides only a quality product produced by veterans, directed by experienced and successful directors, featuring well-known as well as up-and-coming premier talent actors.

At Spotlight Films, we have put together a sound and solid strategy in place before starting any film project. The company intends to create, (write), produce, film, edit and distribute its own products. The company's products as it relates to this division will consists of movies from all genres, including but not limited to action, horror, comedy, and documentary film projects. We also have a distribution model that will sale each product produced at Spotlight in the domestic and foreign markets. Our team of experienced professionals contributes from start-to-finish with all their abilities to shape the framework for project's execution and success.

The Spotlight Music Division ("Spotlight Music") offers music and videos by some of the industry's most sought after artists and accomplished talents. In the future we plan to provide exclusive, never seen or heard music and videos. These products will be priced below many of our competitors at just 69¢, 99¢, or $1.29 each. Visitors to the website can download the Spotlight Music application and browse around and preview a song before you buy it. Spotlight Music will also offer a community for recommendations from other viewers based on music everyone loves to listen to.

The Spotlight Concert Division ("Spotlight Concerts") offer music performances of the industry's most popular artists in various venues in the continental United States. Because of the arrangements with the artists, venues, and concert promoters, the issuer will be able to maximize profits with minimal expenses.

In addition to the above, the company has entered into negotiation with several business entities that will assist the ,issuer in the development, and distribution of entertainment products, including but not limited to movies, music videos, concert promotions, and E- Books and E-commence. Once these agreements are memorialized in firm agreements, the partnerships with those entities will help to implement its business model but requires funding to bring those contracts to a viable stage and will be disclosed at a later date.

In addition to that, the Company has entered negotiations to acquire a transportation company. Once the Company obtains the financing that it needs to acquire the targeted transportation acquisition, the Company will purchase the transportation company's assets and transportation routes. This acquisition is currently under negotiations pending the funds needs to purchase the transportation company's assets and contracts.

In order to effectively execute this business plan, the company expects to expand its current work force, to approximately 20 full time employees. That number will increase on a project to project basis, depending on the needs of the project.

(1)     Describe the business done and intended to be done by the issuer and its subsidiaries and the general development of the business during the past three years or such shorter period as the issuer may have been in business. Such description must include, but not be limited to, a discussion of the following factors if such factors are material to an understanding of the issuer's business:

(i).     The principal products and services of the issuer and the principal market for and method of distribution of such products and services.

The Company over the past two years has made numerous developments for the execution of its business plan. Spotlight is an entertainment company whose plans include the production, editing, distribution of movies, films, music and music videos.

Over the past two years, management has obtained methods of domestic and foreign distribution of its movies and music. Management has arranged avenues for products that it produces, to be sold in the foreign markets, prior to release for the film in the U.S. The foreign distribution model that will be utilized by the Company, will reduce the risks associated with producing any film projects, financed or produced by the Company.

In addition, for setting up the revenue stream for any film produced by the Company, management has found locations for its movies studios. The approximate land costs are approximately $250,000.00 for the location in Texas. The company expects to build a 100,000 sq foot movie studio to house its movie studios, music and editing facilities.

The Company has contracted with several major music artists, and they have committed to tours domestically and abroad.

The Spotlight Application division (“Sspotlight App”) for music and film:

The music app will allow consumers to download the app and upload their product for sale, trade, or swap; this includes CD’s, vinyl albums, and/or  8 track tapes, cassette tapes, music and recording equipment.

The film App will be an Application for independent film makers that can upload their films to the application and potentially get their investment  back and perhaps profit from their independent project.

The Athletic & Recreational division is a skate board company that has created interchangeable skate board wheels for long and short boards.

Additionally, Spotlight has entered negotiations to acquire a trucking transportation company. Once the Company obtains the financing that it needs to acquire the targeted trucking transportation acquisition, the Company will purchase the transportation company's assets and transportation routes. This acquisition is currently under negotiations pending the funds needed to purchase the transportation company's assets and contracts.

The Company has also contracted to acquire music catalogs and other intellectual entertainment property.

The Company has also contracted to acquire income producing companies that are looking to sell off its assets at a discount. Most of the contracts will relate to transportation companies.

(ii).     The status of a product or service if the issuer has made public information about a new product or service that would require the investment of a material amount of the assets of the issuer or is otherwise material.

Although the Company has not made public information concerning the Company's a new products or services that would require the investment of a material amount, the Company would refer any prospective investor to section 6 and section 7 of this statement.

(iii).     If material, the estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles. In addition, state, if material, the estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques.

There has been no amount of funds spent towards, research, there has been monies and huge expenditures of time spent in the development of the distribution model mentioned above and meeting with actors, artists, movie producer, and musicians.

(iv).	The total number of persons employed by the issuer, indicating the number employed full time.

Currently the Company has four full time employees, but will have several contract employees depending on the project that the Company is involved in. For example, if the Company acquires a film that has been completed, the Company would retain a team to edit the produce, which would vary depending on the number of projects the Company is involved in at one time, but would be between 3 - 5 persons. While the editing process in ongoing, the company would retain the musician, or musicians to record the soundtrack for the each project, which could vary depending on the person or persons retained for the soundtrack.

The reason that the Company has decided to operate in that manner is that it keeps costs down and labor costs are only incurred when the company is expecting a profit from the project or projects that it is invested in.

(v).	Any bankruptcy, receivership or similar proceeding.

None

(vi).	Any legal proceedings material to the business or financial condition of the issuer.

None

(vii)     Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

None

(2)     The issuer must also describe those distinctive or special characteristics of the issuer's operation or industry that are reasonably likely to have a material impact upon the issuer's future financial performance. Examples of factors that might be discussed include dependence on one or a few major customers or suppliers (including suppliers of raw materials or financing), effect of existing or probable governmental regulation (including environmental regulation), material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements, unusual competitive conditions in the industry, typicality of the industry, and anticipated raw material or energy shortages to the extent management may not be able to secure a continuing source of supply.

Please refer to section 6a-6e & 7 of this offering statement

Item 8. Description of Property

State briefly the location and general character of any principal plants or other material physical properties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any major encumbrance, so state and briefly describe how held. Include information regarding the suitability, adequacy, productive capacity, and extent of utilization of the properties and facilities used in the issuer's business.

The issuer intends to acquire real property with the funds acquired as a result of this offering. The property that the issuer intends to acquire is mentioned in section 6 of this offering statement.

Item 9. Management's Discussion and Analysis of Financial Condition and Results of Operations

Discuss the issuer's financial condition, changes in financial condition and results of operations for each year and interim period for which financial statements are required, including the causes of material changes from year to year or period to period in financial statement line items, to the extent necessary for an understanding of the issuer's business as a whole. Information provided also must relate to the segment information of the issuer. Provide the information specified below as well as such other information that is necessary for an investor's understanding of the issuer's financial condition, changes in financial condition and results of operations.

(a)     Operating results. Provide information regarding significant factors, including unusual or infrequent events or transactions or new developments, materially affecting the issuer's income from operations, and, in each case, indicating the extent to which income was so affected. Describe any other significant component of revenue or expenses necessary to understand the issuer's results of operations. To the extent that the financial statements disclose material changes in net sales or revenues, provide a narrative discussion of to the extent to which such changes are attributable to changes in prices or to changes in the volume or amount of products or services being sold or to the introduction of new products or services.

The Company has changed its primary business from aviation to entertainment in order to organize a successful entertainment holding company that expects to be involved in all facets of the business, management has been involved making preparations for business in the beginning of 2016. The issuer has contracted with successful people in the entertainment business to head its film and music division. The issuer has located prospective locations for movie and music studio locations in Texas, to take advantage of Tax Credits, and a location in Los Angeles. Management decided to also have a base in Los Angeles, because it is the heart of the entertainment business. Management of the issuer has negotiated several distribution avenues, so that once a film is produced, edited, and in the can (a completed project), the company can distribute any completed project in the U.S. and abroad.

A more detailed explanation is contained in section(s) 6 & 7 of this statement.

(b)	Liquidity and capital resources. Provide information regarding the following:

the issuer's liquidity (both short and long term), including a description and evaluation of the internal and external sources of liquidity and a brief discussion of any material unused sources of liquidity. If a material deficiency in liquidity is identified, indicate the course of action that the issuer has taken or proposes to take to remedy the deficiency.

(1)     the issuer's material commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period and an indication of the general purpose of such commitments and the anticipated sources of funds needed to fulfill such commitments.

The Company has access to capital resources through its authorized stock. Currently the company has only approximately fifteen million,five hundred thousand of its authorized five hundred million shares of stock outstanding. Because of the fact that the company's stock in not currently diluted in the market, the selling of the company's stock through this offering is very liquid. We believe that the lack of dilution provides the company the liquidity it needs in both the short and long term.

No major capital expenditures at the end of the last fiscal year. The company plans to use the funds from this offering to make the acquisitions mentioned in sections 6 & 7 of this offering statement.

(c)     Plan of Operations. Issuers (including predecessors) that have not received revenue from operations during each of the three fiscal years immediately before the filing of the offering statement (or since inception, whichever is shorter) must describe, if formulated, their plan of operation for the 12 months following the commencement of the proposed offering. If such information is not available, the reasons for its unavailability must be stated. Disclosure relating to any plan must include, among other things, a statement indicating whether, in the issuer's opinion, the proceeds from the offering will satisfy its cash requirements or whether it anticipates it will be necessary to raise additional funds in the next six months to implement the plan of operations.

The Company's plan for operation in described above in section 6 & 7 of this offering statement. The plan also describes the use of funds obtained through the use of the exemptions provided by this offering statement. To supplement what has been described above the plan of operations will be to initially fund projects that will bring immediate cash to the Company. The company will invest in two music and comedy tours, that are expected to perform in at least five venues in the U.S. The purpose for getting those two project off the ground is that the company will be able to make a return on it invests within the first 90 days creating a must needed cash flow, news for investors, increase the company’s stock price.

After funding the concerts division of the company, the Company expects to purchase movies/documentaries that has already be completed. Management has numerous films/documentaries that has been completed and waiting to be purchased. The company will be looking to purchase approximately three completed products and distribute them in the U.S. and abroad. The reason behind taking this action instead of producing or investing in a new film projects is that the Company is looking for projects that will have the opportunity make money for the Company immediately as opposed to waiting two years to receive profits from a new project. Although the Company expects to invest in new projects, in the short term, the Company will use the funds raised pursuant to this exemption to build a foundation to become a long time player in the entertainment business.

After investing or funding the music, concert division, and obtaining finished product, the Company plans to make a real estate purchase in Los Angeles, California. In expectation of approval of this offering, management has looked for a Company headquarters, in the entertainment capital of the world. Acquiring a location in L.A. will put us in the heart of the entertainment capital, will centralize the Company’s operations, being that the majority of the artists, comedians, and actors, either reside in LA or have a presence in the city. Once the Company has located a building to acquire, we plan to acquire a staff of approximately 10 people. Some would head up the respective divisions, and also look for projects, or concerts to invest in. In addition to staffing the company, management would expand its board of directors, to assist in the management of the company. The prospective members would be entertainment legends from film, music and other facets of the entertainment industry.

The Company expect that this foundation plan would be in place within 6 months after receiving the first two million dollars of the capital requested in this offering. The second phase of operations, would not began until approximately one year from that date that this offering is approved. The Company would expect to build a movie production studio, in the south. The Company expects that the studio will be in Texas, in order to take advantage of the tax credits offered by the state along with the relative inexpensive cost of real estate, as compared to other parts of the country. Upon completion of the movie studio, the Company will then look to invest in new products. The company has contracted with several investment groups, that are willing to invest in new products, share the costs of production, once the company is funded and showing activity.

Upon the exhaustion of the $20,000,000 allowed by this exemption, management believes that amount will meet the Company’s capital requirements, because Spotlight believes that its projects, once funded will maintain the Company and its expenses.

The reason that there have not been any revenues in the years prior to this offering statement, is that the Company has decided to change its business from aviation to entertainment. The change in the primary business of the company required management to shut down operations of the aviation company and reorganize the company to make preparation for the business plan mentioned in this offering statement.

Trend information. The issuer must identify the most significant recent trends in production, sales and inventory, the state of the order book and costs and selling prices since the latest financial year. The issuer also must discuss, for at least the current financial year, any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the issuer's net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Because of the change in business operations, the issuer has no trend information to provide in this statement.

Item 10. Directors, Executive Officers and Significant Employees

(a)     For each of the directors, persons nominated or chosen to become directors, executive officers, persons chosen to become executive officers, and significant employees, provide the information specified below in substantially the following tabular form

Name	Position:	Age	Term of Office (1)	Approximate hours per week for part-time employees (2)
Executive Officers:
Aaron C. Johnson	Principal Executive Officer Board Member - Chairman Chief of Operations	62	n/a	At least 40 hours
Directors:
Aaron Johnson	Chairman of Bd.
Bishop T. Perkins	Administrative Officer	61	n/a	20 Hours

(1)     Provide the month and year of the start date and, if applicable, the end date. To the extent you are unable to provide specific dates, provide such other description in the table or in an appropriate footnote clarifying the term of office.

If the person is a nominee or chosen to become a director or executive officer, it must be indicated in this column or by footnote.

(2)     For executive officers and significant employees that are working part-time, indicate approximately the average number of hours per week or month such person works or is anticipated to work. This column may be left blank for directors. The entire column may be omitted if all those listed in the table work full time for the issuer.

(3)     Family relationship . State the nature of any family relationship between any director, executive officer, person nominated or chosen by the issuer to become a director or executive officer or any significant employee.

There are no family relationships between the officers of this company

Business experience. Give a brief account of the business experience during the past five years of each director, executive officer, person nominated or chosen to become a director or executive officer, and each significant employee, including his or her principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupations and employment were carried on. When an executive officer or significant employee has been employed by the issuer for less than five years, a brief explanation must be included as to the nature of the responsibilities undertaken by the individual in prior positions to provide adequate disclosure of this prior business experience. What is required is information relating to the level of the employee's professional competence, which may include, depending upon the circumstances, such specific information as the size of the operation supervised.

Aaron C. Johnson

Mr. Johnson has over 30 years in the music business. During the beginning of his music career, he started at an early age playing several instruments and writing and producing music. His career lead him to Los Angeles, where he continued to write, produce, and perform at various venues. Afterwards he became an executive with Universal/Bungalo Records, where he managed, produced and promoted numerous artists and entertainers. It was through Bungalo, that he obtained distribution contacts that are being utilized by Spotlight.

Being in L.A., the entertainment capital of the world, Mr. Johnson met and became familiar with the movie and music business and he has brought that experience and relationships to Spotlight.

Spotlight Capital Holdings has eliminated the General Counsel Position for the Company

  (b)     Involvement in certain legal proceedings. Describe any of the following events which occurred during the past five years and which are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the issuer:

A petition under the federal bankruptcy laws or any state insolvency law was filed by of against, or a receiver, fiscal agent or similar officer was appointed by court for the business or property of such person, or any partnership in !which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(1)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

No director, officer, or manager associated with this Company has any legal proceedings responsive to this request.

Item 11. Compensation of Directors and Executive Officers

(a)     Provide, in substantially the tabular format indicated, the annual compensation of each of the three highest paid persons who were executive officers or directors during the issuer's last completed fiscal year.

Name	Capacities in which compensation was received (e.g., Chief Executive Officer,	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Aaron C. Johnson	Chairman & President	None	None	None
Bishop T Perkins	Director of Administration	None	None	None

(b)     Provide the aggregate annual compensation of the issuer's directors as a group for the issuer's last completed fiscal year. Specify the total number of directors in the group.

The company has not made any payments to its officers at this time. Management, the persons identified above, has gone through the re-structuring process by investing their personal funds to secure a new business plan and direction for the company. Initially the company was an aviation company that was involved in private flights for corporate employees, entertainers, and other high worth individuals. Now the company is an entertainment company involved mainly in the production and distribution of movies and music in the U.S. and Foreign markets.

The company has plans to reimburse management for its capital investments and time invested in the company.

Briefly describe all proposed compensation to be made in the future pursuant to any ongoing plan or arrangement to the individuals specified in paragraphs (a) and (b) of this item. The description must include a summary of how each plan operates, any performance formula r measure in effect (or the criteria used to determine payment amounts), the time periods over which the measurements of benefits will be determined, payment schedules, and any recent material amendments to the plan. Information need not be included with respect to any group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the issuer and that are available generally to all salaried employees.

Management proposed compensation in the future will be based on future earning of the company. Management will be compensated every quarter, depending on the revenues of the company per quarter. After management will be reimbursed for the time and expenditures incurred over the past fiscal year, each person listed above will receive compensation based on the company's performance, which will be a fair amount based on the work and time.

Item 12. Security Ownership of Management and Certain Security-holders

 (a)   Include the information specified in paragraph (b) of this item as of the most recent practicable date (stating the date used), in substantially the tabular format indicated, with respect to voting securities beneficially owned by:

(1)     all executive officers and directors as a group, individually naming each director or executive officer who beneficially owns more than 10% of any class of the issuer's voting securities.

(2)     any other security holder who beneficially owns more than 10% of any class of the issuer's voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(l) of the Securities Exchange Act of 1934.

(b)	Beneficial Ownership Table:

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Total Percent of class (3)
Preferred	Aaron C. Johnson	5,100,000 shares of the 10,000,000 preferred stock issued	4,900,000 shares of preferred stock which is outstanding	51%

(1)     The address given in this column may be a business, mailing, or residential address. The address may be included in an appropriate footnote to the table rather than in this column.

(2)     This column must include the amount of equity securities each beneficial owner has the right to acquire using the manner specified in Rule l 3d-3(d)(l ) of the Securities Exchange Act of 1934. An appropriate footnote must be included if the column heading does not sufficiently describe the circumstances upon which such securities could be acquired.

(3)     This column must use the amounts contained in the two preceding columns to calculate the percent of class owned by such beneficial owner.

Item 13. Interest of Management and Others in Certain Transactions

  (a)   Describe briefly any transactions or any currently proposed transactions during the issuer's last two completed fiscal years and the current fiscal year, to which the issuer or any of its subsidiaries was or is to be a participant and the amount involved exceeds $50,000 for Tier 1 or the lesser of $120,000 and one percent of the average of the issuer's total assets at year-end for the last two completed fiscal years for Tier 2, and in which any of the following persons had or is to have a direct or indirect material interest, naming the person and stating his or her relationship to the issuer, the nature of the person's interest in the transaction and, where practicable, the amount of such interest:

(1)     Any director or executive officer of the issuer;

(2)     Any nominee for election as a director;

(3)     Any security holder named in answer to Item 12(a)(2);

(4)     If the issuer was incorporated or organized within the past three years, any promoter of the issuer; or

(5)     Any immediate family member of the above persons. An "immediate family member" of a person means such person's child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person's household.

Management of the issuer is not involved in any transactions, either directly or indirectly with the issuer, other than the following:

Within the past four years, Andre' L. Ligon - formerly General Counsel and Treasurer for the Company, initially was contracted to handle compliance filings for OTC markets, because the issuer is currently listed and traded on the OTC markets under symbol SLCH.

The amount of the transaction is $350,000.00 for legal services rendered to the issuer at managements request. This amount is under negotiation and Mr. Ligon has resigned his position.

If any expert named in the offering statement as having prepared or certified any part of the offering statement was employed for such purpose on a contingent basis or, at time of such preparation or certification or at any time thereafter, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee, describe the nature of such contingent basis, interest or connection.

The are no experts named in this offering statement.

Item 14. Securities Being Offered

 (a)     If capital stock is being offered, state the title of the class and furnish the following information regarding all classes of capital stock outstanding:

The stock being offered by this statement, is the company's common stock: The stock had no dividends, nor voting rights pursuant to the Articles of Incorporation, which is attached to the offering statement as Exhibit 1. These securities are going to be offered at three dollars per share ($3.00 per share) to potential private investors. There will be no restrictions on the selling of these securities by potential investors.

(1)     Briefly describe potential liabilities imposed on security holders under state statutes or foreign law, for example, to employees of the issuer, unless such disclosure would be immaterial because the financial resources of the issuer or other factors are such as to make it unlikely that the liability will ever be imposed.

The issuer does not foresee any potential liabilities imposed on security holders under state statutes and/or foreign law.

(2)     If preferred stock is to be offered or is outstanding, describe briefly any restriction on the repurchase or redemption of shares by the issuer while there is any arrears in the payment of dividends or sinking fund installments. If there is no such restriction, so state.

No Preferred stock is being offered in this Regulation A plus offering.

(b)	If debt securities are being offered, outline briefly the following:

(1)     Provisions with respect to interest, conversion, maturity, redemption, amortization, sinking fund or retirement.

(2)     Provisions with respect to the kind and priority of any lien securing the issue, together with a brief identification of the principal properties subject to such lien.

(3)     Material affirmative and negative covenants.

No Debt securities are being offered by the company in this statement.

(c)	If securities described are to be offered pursuant to warrants, rights, or convertible securities, state briefly:

(1)	the amount of securities issuable upon the exercise or conversion of such warrants, convertible securities or rights;

(2)	the period during which and the price at which the warrants, convertible securities or rights are exercisable;

(3)	the amounts of warrants, convertible securities or rights outstanding; and

(4)	any other material terms of such securities.

No Securities are being offered by the Company, that would require a response to this section.

 (d)     In the case of any other kind of securities, include a brief description with comparable information to that required in (a), (b) and (c) of ltem 14.

No other kinds of securities are being offered by the Company in this offering.

Part F/S

General Rules

(1)     The appropriate financial statements set forth below of the issuer, or the issuer and its predecessors or any businesses to which the issuer is a successor must be filed as part of the offering statement and included in the offering circular that is distributed to investors.

Unless the issuer is a Canadian company, financial statements must be prepared in accordance with generally accepted accounting principles in the United States (US GAAP). If the issuer is a Canadian company, such financial statements must be prepared in accordance with either US GAAP or International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). If the financial statements comply with IFRS, such compliance must be explicitly and unreservedly stated in the notes to the financial statements and if the financial statements are audited, the auditor's report must include an opinion on whether the financial statements comply with IFRS as issued by the IASB.

The issuer may elect to delay complying with any new or revised financial accounting standard until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Issuers electing such extension of time accommodation must disclose it at the time the issuer files its offering statement and apply the election to all standards.

Issuers electing not to use this accommodation must forgo this accommodation for all financial accounting standards and may not elect to rely on this accommodation in any future filings.

SPOTLIGHT CAPITAL HOLDINGS, INC.
BALANCE SHEETS
(unaudited)

	June 30	December 31
	2020	2019
ASSETS
OTHER ASSETS
Cash and cash equivalents	$-	$-

Total other assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Related party loan	$75,160	$72,960
Accrued interest	214,692	193,303
Settlement agreement	230,000	230,000

Total current liabilities	519,852	496,263

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 4,900,000 issued and outstanding at June 30, 2020 and . December 31, 2019	4,900	4,900
Common stock, $0.001 par value; 500,000,000 shares authorized; 15,501,243 issued and outstanding at June 30, 2020 and , December 31, 2019	15,501	15,501
Additional paid-in capital	23,158,339	23,158,339
Accumulated deficit	(23,698,592)	(23,675,003)
Total stockholders' deficit	(519,852)	(496,263)

	$-	$-

(the accompanying notes are an integral part of these unaudited financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

GENERAL AND ADMINISTRATIVE
General and administrative	$2,200	$-	$2,200	$-

Total overhead	2,200	-	2,200	-

OTHER EXPENSES
Interest	10,826	9,583	21,389	19,061
Total other expense	10,826	9,583	21,389	19,061

LOSS FOR THE YEARS	$(13,026)	$(9,583)	$(23,589)	$(19,061)

NET INCOME PER COMMON SHARE BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	15,501,243	15,501,243	15,501,243	15,501,243

(the accompanying notes are an integral part of these unaudited financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC
STATEMENTS OF STOCKHOLDERS' EQUITY
For the Quarter ended June 30, 2020 and the Years Ended December 31, 2019 and 2018

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Total

Balances, December 31, 2017	4,900,000	$4,900	15,501,243	$15,501	$23,158,339	$(24,360,903)	$(1,182,163)
Income for the year ended December 31, 2018	-	-	-	-	-	725,176	725,176

Balances, December 31, 2018	4,900,000	4,900	15,501,243	15,501	23,158,339	(23,635,727)	(456,987)
Loss for the year ended December 31, 2019	-	-	-	-	-	(39,276)	(39,276)

Balances, December 31, 2019	4,900,000	$4,900	15,501,243	$15,501	$23,158,339	$(23,675,003)	$(496,263)
Loss for the six months ended June 30, 2020	-	-	-	-	-	(23,589)	(23,589)

Balances, June 30, 2020	4,900,000	$4,900	15,501,243	$15,501	$23,158,339	$(23,698,592)	$(519,852)

(the accompanying notes are an integral part of these unaudited financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC.
STATEMENTS OF CASH FLOW
(unaudited)

	For the Six Months Ended
	June 30
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(23,589)	$(19,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Overhead paid to third parties by related party	2,200	-
Accrued interest	21,389	19,061
NET CASH FLOWS USED IN IPERATING ACTIVITIES	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITES
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS - beginning of period	-	-

CASH AND CASH EQUIVALETS - end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

(the accompanying notes are an integral part of these unaudited financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated, in the State of Colorado, on March 11, 1997, as Peak Vista Capital, Inc. After several other businesses, the new management of Spotlight Capital Holdings, Inc. has developed a business plan, which will include three operating divisions; production of films, production of music and concert promotion.

Basis of Presentation

The accompanying unaudited financial statements and related footnotes have been presented on a comparative basis in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP).

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of $23,698,592 as of June 30, 2020 and $23,675,003 on December 31, 2019; losses of $23,589 and $19,061 for the six months ended June 30, 2020 and, 2019 respectively. The losses are the result of interest accrued on the settlement agreement plus $2,000 in administrative overhead. If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

Cash and Cash Equivalents

As of June 30, 2020 and December 31, 2019 the Company had no cash on hand.

Accounts Receivable and Allowance for Doubtful Accounts

As of June 30, 2020 and December 31, 2019 the Company had no accounts receivable and therefore no need to record an allowance for doubtful accounts.

Fair Value of Financial Instruments

The Company's financial instruments consist of accounts payable, accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

 Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that it has no financial instruments that meet the criteria for derivative accounting as of June 30, 2020.

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of June 30, 2020 nor December 31, 2019.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

 Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.  The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50.  Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuance.

Property and Equipment

The Company owned one long term asset which was utilized by previous management to produce revenue. That asset was appraised by current management and deemed to not be suitable for their business model and was therefore fully impaired after December 31, 2017.

Long-lived Assets

The Company does not possess any long-lived assets.

Revenue Recognition

The Company, although not yet generating revenue, adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, effective March 1, 2018 using the cumulative effect transition method. Two core principles of this new guidance, which was codified into Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, are that an entity should (a) measure revenue in connection with its sale of goods and services to a customer based on the consideration to which the entity expects to be entitled in exchange for each of those goods and services and (b) recognize revenue upon satisfaction of its performance obligations under the contract. An entity’s performance obligation is considered satisfied when (or as) control of the promised goods and services are transferred to the customer.

Income Taxes

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.   The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of March 31, 2020 and December 31, 2019, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding.  Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method. No potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.  Therefore, basic and dilutive net income (loss) per share were the same.

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted, and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. We do not expect the adoption of this guidance to have a material impact on our financial statements within any accounting period presented. Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending December 31, 2020. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The Company believes that there will not be a material impact on its financial statements.

The FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

In March 2016, the FASB issued ASU No. 2016-09, Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard was effective for the Company on January 31, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

 In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 2016-18 will have a material impact on its financial statements.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements

NOTE 3 – INVENTORY

The Company had no inventory on hand on June 30, 2020 nor December 31, 2019..

NOTE 4 – NOTES PAYABLE

On September 5, 2013 the Company entered into a Confidential Settlement Agreement to settle a litigation issue. The amount of settlement was $230,000 with annual interest of 10%, a mine month maturity date and secured by a number of preferred shares with a value of $230,000. No demand for payment has been made.

During 2015 Company borrowed a net of $72,960 from our President. The note is non-interest bearing, unsecured and repayable, on demand. To date, no demand has been made.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

NOTE 5 – RELATED PARTY DEBT AND TRANSACTIONS

During 2015, the Company borrowed $75,000 and repaid $2,040, from a related party. The note is unsecured, bears no interest and is repayable on demand.. During the three months ended June 30, 2020, the related party paid $2,200 directly to third parties..

NOTE 6 – STOCKHOLDER'S EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, par value of $0.001. There are 4,900,000 issued and outstanding at June 30, 2020.

Common Stock

The Company is authorized to issue 10,000,000 shares of common stock, $0.001 par value. There are 15,501,243 common shares outstanding on June 30, 2020.

NOTE 7– INCOME TAXES

The Company has not been able to determine its net operating loss carryover. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations. If a change in ownership occurs, net operating loss carry forward may be limited as to its use in future years. The Company is presently attempting to determine when its last tax returns were filed.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at March 31, 2020, which were fully offset by a valuation allowance.

Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not.  To the extent that we will not realize a future tax benefit, a valuation allowance is established.  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

The Company is not able to calculate the cumulative tax effect at the expected rate of 21%.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all other subsequent events through August 14, 2020, which is the date these financial statements were issued and found there are no other events to report.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Balance Sheets

	For the Years Ended
	December 31
	2019	2018
ASSETS
OTHER ASSETS
Cash and cash equivalents	$-	$-

Total other assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Related party loan	$72,960	$72,960
Accrued interest	193,303	154,027
Settlement agreement	230,000	230,000

Total current liabilities	496,263	456,987

STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 4,900,000 issued and outstanding at December 31, 2018 and 2017.	4,900	4,900
Common stock, $0.001 par value; 500,000,000 shares authorized; 15,501,243 issued and outstanding at December 31, 2019 and 2018 respectively	15,501	15,501
Additional paid-in capital	23,158,339	23,158,339
Accumulated deficit	(23,675,003)	(23,635,727)
Total stockholders' deficit	(496,263)	(456,987)

	$-	$-

(the accompanying notes are an integral part of these financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31
	2019	2018

GENERAL AND ADMINISTRATIVE
General and administrative	$-	$-

Total overhead	-	-

OTHER (INCOME) AND EXPENSES
Interest	39,276	35,655
Impairment of fixed asset	-	439,169
Gain on cancelation of accounts payable debt	-	(1,200,000)
Total other income (expense)	(39,276)	(725,176)

INCOME FOR THE YEARS	$(39,276)	$725,176

NET INCOME PER COMMON SHARE BASIC AND DILUTED	$(0.00)	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	15,501,243	15,501,243

(the accompanying notes are an integral part of these financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Total

Balances, December 31, 2017	4,900,000	$4,900	15,501,243	$15,501	$23,158,339	$(24,360,903)	$(1,182,163)
Income for the year ended December 31, 2018	-	-	-	-	-	725,176	725,176

Balances, December 31, 2018	4,900,000	4,900	15,501,243	15,501	23,158,339	(23,635,727)	(456,987)
Loss for the year ended December 31, 2019	-	-	-	-	-	(39,276)	(39,276)

	4,900,000	$4,900	15,501,243	$15,501	$23,158,339	$(23,675,003)	$(496,263)

(the accompanying notes are an integral part of these financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC.

STATEMENTS OF CASH FLOW

	For the Years Ended
	December 31
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(39,276)	$725,176
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest	39,276	35,655
Impairment of fixed asset	-	439,169
Changes in operating assets and liabilities
Gain on cancellation of accounts payable debt	-	(1,200,000)
NET CASH FLOWS USED IN IPERATING ACTIVITIES	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITES
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS - beginning of period	-	-

CASH AND CASH EQUIVALETS - end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxs	$-	$-

(the accompanying notes are an integral part of these financial statements)

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated, in the State of Colorado, on March 11, 1997, as Peak Vista Capital, Inc. After several other businesses, the new management of Spotlight Capital Holdings, Inc. has developed a business plan, which will include three operating divisions; production of films, production of music and concert promotion.

Basis of Presentation

The accompanying unaudited financial statements and related footnotes have been presented on a comparative basis in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP).

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit, of $23,675,003 on December 31, 2019 compared to an accumulated deficit of $23,635,727 on December 31, 2018; a loss of $39,276 and income of $725,176 for the years ended December 31, 2019 and 2018 respectively. The loss, of $39,276, for the year ended December 31, 2019 was the result of interest accrued on the settlement agreement, compared to the 2018 net income which was the result of writing off an insufficiently documented and recorded, $1,200,000, payable for management and legal fees, less the impairment of an asset carried at a cost of $439,169 plus accrued interest of $35,655. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

Cash and Cash Equivalents

As of December 31, 2019 and 2018 the Company had no cash on hand.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

Accounts Receivable and Allowance for Doubtful Accounts

As of December 31, 2019 and 2018 the Company had no accounts receivable and therefore no need to record an allowance for doubtful accounts.

Fair Value of Financial Instruments

The Company's financial instruments consist of accounts payable, accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that it has no financial instruments that meet the criteria for derivative accounting as of December 31, 2019 nor as of December 31, 2018.

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of December 31, 2019 nor as of December 31, 2018.

Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.  The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50.  Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuances.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

Property and Equipment

The Company owned one long term asset which was utilized by previous management to produce revenue. That asset was appraised by current management and deemed to not be suitable for their business model and was therefore fully impaired after December 31, 2017.

Long-lived Assets

The Company does not possess any long-lived assets.

Revenue Recognition

The Company, although not yet generating revenue, adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, effective March 1, 2018 using the cumulative effect transition method. Two core principles of this new guidance, which was codified into Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, are that an entity should (a) measure revenue in connection with its sale of goods and services to a customer based on the consideration to which the entity expects to be entitled in exchange for each of those goods and services and (b) recognize revenue upon satisfaction of its performance obligations under the contract. An entity’s performance obligation is considered satisfied when (or as) control of the promised goods and services are transferred to the customer.

Income Taxes

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.   The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of December 31, 2019 and 2018, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding.  Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method. No potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.  Therefore, basic and dilutive net income (loss) per share were the same.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted, and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. We do not expect the adoption of this guidance to have a material impact on our financial statements within any accounting period presented. Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending December 31, 2019. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The Company believes that there will not be a material impact on its financial statements.

The FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation.

In March 2016, the FASB issued ASU No. 2016-09, Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard was effective for the Company on January 31, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 2016-18 will have a material impact on its financial statements.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements

NOTE 3 – INVENTORY

The Company had no inventory on hand on December 31, 2019 and 2018.

NOTE 4 – NOTES PAYABLE

On September 5, 2013 the Company entered into a Confidential Settlement Agreement to settle a litigation issue. The amount of settlement was $230,000 with annual interest of 10%, a mine month maturity date and secured by a number of preferred shares with a value of $230,000. No demand for payment has been made.

During 2015 Company borrowed a net of $72,960 from our President. The note is non-interest bearing, unsecured and repayable, on demand. To date, no demand has been made.

SPOTLIGHT CAPITAL HOLDINGS, INC.

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

NOTE 5 – RELATED PARTY DEBT AND TRANSACTIONS

During 2015, the Company borrowed $75,000 and repaid $2,040, from a related party. The note is unsecured, bears no interest and is repayable on demand. 36 equal monthly payments of $154 principal and interest. On October 31, 2018 the balance was reduced by $505.

NOTE 6 – STOCKHOLDER'S EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, par value of $0.001. There are 4,900,000 issued and outstanding.

Common Stock

The Company is authorized to issue 10,000,000 shares of common stock, $0.001 par value. There are 15,501,243 common shares outstanding on December 31, 2019.

NOTE 7– INCOME TAXES

The Company has not been able to determine its net operating loss carryover. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations. If a change in ownership occurs, net operating loss carry forward may be limited as to its use in future years. The Company is presently attempting to determine when its last tax returns were filed.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at October 31, 2018, which were fully offset by a valuation allowance.

Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not.  To the extent that we will not realize a future tax benefit, a valuation allowance is established.  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

The Company is not able to calculate the cumulative tax effect at the expected rate of 21%.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all other subsequent events through May 17, 2020, which is the date these consolidated financial statements were issued and found there are no other events to report.

Item 16. Index to Exhibits

1.	Exhibit 1.2a - Charter and By-Laws
2.	Exhibit 1.7 - Plan of Re-Organization/Arrangement
3.	Exhibit 1.12 - Opinion re Legality
4.	Exhibit 1.16 - Additional Exhibit “Resignation of General Counsel”